FORM S-8

                      SECURITIES AND EXCHANGE COMMISSION

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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                    Integrated Performance Systems, Inc..
              (Exact name of issuer as specified in its charter)

             New York                                       11-3042779
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 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification  No.)

    10501 FM 720 East, Frisco, Texas                           75035
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 (Address of principal executive offices)                    (Zip Code)


     AIM Financial Advisors Valuation Analysis and Consulting Services Plan
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                     (Full title of the plan)

   D. Ronald Allen, 7300 N. Dallas Parkway, Suite 2040, Dallas, Texas 75235
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                   (Name and address of agent for service)

                                (972) 381-1212
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         (Telephone umber, including area code, of agent for service)

                       Calculation of Registration Fee
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                                Proposed       Proposed
 Title of          Amount       maximum        maximum           Amount of
 securities to     to be     offering price    aggregate        registration
 be registered   registered     per unit    offering price          fee
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 common stock   35,000 shares    $1.34*         $46,900            $11.73

  * Average of the bid and asked price as of October 24, 2001.   Rule 457(c).

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                                    PART II

 Item 3.  Incorporation of Documents by Reference.

      The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and all documents subsequently filed by the Issuer pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

      (a)  The registrant's latest annual report.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant's document referred to in (a) above.

      (c)  The  description  of  registrant's  common  stock  ($0.0001   par)
 contained in the registrant's Form 10-KSB, including any amendment or report filed for the purpose of updating such description.

 Item 4.  Description of Securities.

      Not applicable.

 Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

 Item 6.  Indemnification of Directors and Officers.

      The Company has no provision for indemnification of officers or directors at this time; although the directors anticipate considering some such provision in the relatively near future.

 Item 7.  Exemption from Registration Claimed.

      Not applicable.

 Item 8.  Exhibits.

 Ex. 4.1   Form of letter describing employee stock option plan.
 Ex. 4.2   Letter agreement  dated November 29, 1999, providing for  issuance of preferred  stock of Espo's to  Nations Corp. in exchange  for
             common  stock of  uniView  Technologies Corp.    This  preferred
             stock has not yet actually been issued.
 Ex. 4.3   Letter agreement  dated December 27, 1999, providing for  issuance of preferred stock of Espo's to CMLP Group Ltd. and Winterstone Management Inc., in exchange for Series A preferred stock of
             Performance Interconnect  Corp.   This preferred  stock has  not
             yet actually been issued.
 Ex. 4.4   Letter Agreement dated October 9, 1998, providing for issuance  of preferred stock of Performance Interconnect Corporation in exchange for its promissory notes.
 Ex. 4.5   Warrant dated as of October 22, 1997, authorizing the purchase  of
             4,000,000 shares of common stock of Performance Interconnect Corp. at $0.50 per share.
 Ex. 4.6   Letter  dated  February  24,  2000,  addressed  to  Travis  Wolff,
             describing   commitment   to  fund   capital   requirements   of
             Performance Interconnect Corp. through November 30, 2000.
 Ex. 4.7   Promissory Note  dated  June 7,  1999,  in the  principal  sum  of
             $75,000.00, by  Performance Interconnect Corp.  in favor of  Gay
             Rowe.
 Ex. 4.8   Promissory Note  dated  May  1, 1999,  in  the  principal  sum  of
             $200,000.00, by Performance  Interconnect Corp. in favor of  Gay
             Rowe.
 Ex. 4.9   Promissory Note dated  August 31, 1997,  in the  principal sum  of
             $50,000.00,  by  Varga   Investments,  Inc.,  in  favor  of   Ed
             Stefanko.  (Varga  Investments was a limited partnership  formed to acquire I-Con Industries.)
 Ex. 4.10  Security Agreement  dated  August  31, 1997,  by  and  between  Ed
             Stefanko, Secured Party, and Varga Investments, Inc., Debtor. (Varga Investments was a limited partnership formed to acquire I-Con Industries.)
 Ex. 4.11  Letter  agreement   dated  October   15,  1999,   by   Winterstone
             Management, Inc., and Performance Interconnect Corp,
 Ex. 4.12  Promissory Note dated October  15, 1999, in  the principal sum  of
             $619,477.88, by Performance Interconnect Corp. in favor of Nations Investment Corp., Ltd.
 Ex. 4.13  Promissory Note dated October  15, 1999, in  the principal sum  of
             $594,777.69, by Performance Interconnect Corp. in favor of Nations Investment Corp.
 Ex. 4.14  Security Agreement dated June 30, 1999, by Winterstone  Management
             Inc and Performance Interconnect  Corp.
 Ex. 4.15  Note  dated  September   30,  1999,  in   the  principal  sum   of
             $250,000.00, by Winterstone Management, Inc., in favor of Zion Capital, Inc.
 Ex. 4.16  Secured Promissory Note  dated August 12,  1998, in the  principal sum of $131,570.00,  by Performance Interconnect Corp. in  favor of FINOVA Capital Corporation.
 Ex. 4.17  Secured Promissory Note  dated August 12,  1998, in the  principal sum of $318,430.00,  by Performance Interconnect Corp. in  favor of FINOVA Capital Corporation.
 Ex. 4.18  Loan and  Security  Agreement dated  as  of August  12,  1998,  by
             Performance Interconnect Corp. in favor of FINOVA Capital Corporation.
 Ex. 4.19  Loan and Security Agreement dated March  25, 1999, by and  between
             PC Dynamics of Texas, Inc., and FINOVA Capital Corporation.
 Ex. 4.20  Loan Schedule dated March 25, 1999, by PC Dynamics of Texas, Inc., and FINOVA Capital Corporation.
 Ex. 4.21  Subordination and Standstill Agreement dated March 25, 1999, among
             FINOVA Capital Corporation, M-Wave, Inc., and PC Dynamics of Texas, Inc.
 Ex. 4.22  Environmental Certificate  and  Indemnity Agreement  dated  as  of
             March 25, 1999, by PC Dynamics of Texas, Inc., in favor of FINOVA Capital Corporation.
 Ex. 4.23  Continuing Personal Guaranty  dated March 25,  1999, by D.  Ronald
             Allen, guaranteeing obligations of PC Dynamics of Texas, Inc., Borrower, to FINOVA Capital Corporation, Lender.
 Ex. 4.24  Continuing Corporate Guaranty dated March 25, 1999, by  Associates
             Funding Group, Inc., guaranteeing obligations of PC Dynamics of Texas, Inc., Borrower, to FINOVA Capital Corporation, Lender.
 Ex. 4.25  Continuing Limited Corporate Guaranty dated March 25, 1999, by  JH
             &BC, Inc., guaranteeing obligations of PC Dynamics of Texas, Inc., Borrower, to FINOVA Capital Corporation, Lender.
 Ex. 4.26  Continuing Corporate Guaranty dated March 25, 1999, by Performance
             Interconnect   Corporation,  guaranteeing   obligations  of   PC
             Dynamics   of  Texas,   Inc.,   Borrower,  to   FINOVA   Capital
             Corporation, Lender.
 Ex. 4.27  Continuing Corporate Guaranty dated March 25, 1999, by Winterstone
             Management, Inc.,   guaranteeing obligations  of PC Dynamics  of
             Texas, Inc., Borrower, to FINOVA Capital Corporation, Lender.
 Ex. 4.28  Secured Promissory Note dated  March 25, 1999,  by PC Dynamics  of
             Texas, Inc., in favor of FINOVA Capital Corporation.
 Ex. 4.29  Amended and Restated  Purchase &  Sale Agreement  dated March  31,
             1998, by  I-Con Industries, Inc.,  and Performance  Interconnect
             Corp., Sellers, in favor of USA Funding, Inc., Purchaser.   This
             is a sale of accounts receivable.
 Ex. 4.30  Description of Series D Preferred Stock.                           *
 Ex. 5.1   Opinion of counsel, Walker & England,  dated October 26, 2001, re:
           legality.                                                          **

      * Incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB filed on April 13, 2001.
      **   Filed herewith.

      All other Exhibits incorporated by reference to the Registrant's Registration Statement on Form 10-SB (File No. 1-158211) filed on April 12, 2000, except if noted otherwise.

 Item 9.  Undertakings.

      Not applicable.

                               SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 26, 2001.

                               INTEGRATED PERFORMANCE SYSTEMS, INC.

                               By:  /s/
                                    -----------------------------------------
                                    D.  Ronald  Allen,  President  (principal
                                    executive officer), Treasurer  (principal
                                    financial officer) and Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                               /s/
                               ----------------------------------------------
                               Dan Tucker, Controller
                               October 26, 2001


                               /s/
                               ----------------------------------------------
                               Brooks Harmon, Director
                               October 26, 2001

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas, on October 26, 2001.

                               AIM FINANCIAL ADVISORS VALUATION ANALYSIS AND CONSULTING SERVICES PLAN

                               /s/
                               ----------------------------------------------
                               D. Ronald Allen, administrator of the plan by reason of his position as President of the Registrant